Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form F-1 of our report dated March 18, 2015 relating to the consolidated financial statements of Galapagos NV and subsidiaries (the “Company”) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Diegem, May 5, 2015

/s/ Gert Vanhees

DELOITTE Bedrijfsrevisoren/Reviseurs d’Entreprises

BV o.v.v.e. CVBA/SC s.f.d. SCRL

Represented by Gert Vanhees